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                                                                   Exhibit 23.3






Board of Directors and Investors of
     Golden Sky Holdings, Inc.:

We consent to the use of our reports on Golden Sky Holdings, Inc. included herein and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG LLP

Kansas City, Missouri
June 14, 2001